EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kirby G. Pickle, Chief Executive Officer of DSL.net, Inc. (the “Company”), in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and filed on this date (the “Report”), hereby certifies that the Report (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By: /s/ Kirby G. Pickle

Kirby G. Pickle
Chief Executive Officer
Date: March 23, 2005

The foregoing certification is being provided pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not to be deemed a part of the Annual Report on Form 10-K of the registrant, nor is it to be deemed to be filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.